Exhibit 10.19

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (this “Amendment”) is made and entered into as of December 20, 2022, by and between Fabric 2656 State, LLC, a California limited liability company (“Lessor”), and TYRA Biosciences, Inc., a Delaware corporation (“Lessee”).

RECITALS

A.
Lessor and Lessee are parties to that certain AIR Standard Industrial/Commercial Multi-Lessee Lease - Net dated as of August 5, 2020, as amended by that certain First Amendment to Lease dated as of March 2, 2022 (the “Original Lease”), whereby Lessee leases from Lessor certain commercial premises consisting of approximately 4,734 square feet and commonly known as 2656 State Street, Carlsbad, California 92008 (the “Premises”) in that certain Building (the “Building”), as more particularly described in the Original Lease.

B.
Lessor and Lessee desire to amend the Original Lease on the terms and conditions set forth in this Amendment. All capitalized terms used herein but not specifically defined in this Amendment shall have the meanings ascribed to such terms in the Original Lease. The Original Lease, as amended by this Amendment, shall herein be referred to as the “Lease.” All references in the Lease to the “Lease” shall refer to the Original Lease, as amended by this Amendment.

AGREEMENT

NOW, THEREFORE, incorporating the foregoing recitals, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.
Base Rent. Notwithstanding anything to the contrary contained in the Original Lease and the First Amendment to Lease, Lessee’s Base Rent for the remainder of the Original Term of the Lease shall be as follows:

August 1, 2022 – July 30, 2023: $24,672.66 per month.

August 1, 2023 – July 30, 2024: $25,412.84 per month.

August 1, 2024 – July 30, 2025: $26,175.23 per month.

August 1, 2025 – July 30, 2026: $26,960.48 per month.

August 1, 2026 – July 30, 2027: $27,769.30 per month

August 1, 2027 – July 30, 2028: $28,602.38 per month

August 1, 2028 – July 30, 2029: $29,460.45 per month

August 1, 2029 – July 30, 2030: $30,334.26 per month

August 1, 2030 – July 30, 2031: $31,254.59 per month

August 1, 2031 – July 30, 2032: $32,192.23 per month

August 1, 2032 – March 30, 2033: $33,157.99 per month*

(*Base Rent schedule is subject to the actual “Commencement Date” under the 2676 State Street Lease as further set forth in First Amendment to Lease Section 1, with any additional term beyond those listed above subject to the same formula used to calculate the above adjustments to Base Rent, i.e., fixed three percent (3%) increases over the previous year’s Base Rent shall continue annually.)

2.
Authority. Lessee, and the individual executing this Amendment on behalf of Lessee, represent and warrant to Lessor that Lessee has full power and authority to enter into this Amendment and the person signing on behalf of Lessee has been fully authorized to do so by all necessary action on the part of Lessee. Lessor, and the individual executing this Amendment on behalf of Lessor, represent and warrant to Lessee that Lessor has full power and authority to enter into this Amendment and the person signing on behalf of Lessor has been fully authorized to do so by all necessary action on the part of Lessor.

3.
Counterparts; Signatures. This Amendment may be executed in counterparts, each of which shall be deemed an original part and all of which together shall constitute a single agreement. Facsimile signatures or PDF format signatures on this Amendment shall have the same force and effect as original ink signatures.

4.
Original Lease in Full Force. Except for those provisions which are inconsistent with this Amendment and those terms, covenants, and conditions for which performance has heretofore been completed, all other terms, covenants, and conditions of the Original Lease shall remain in full force and effect, and Lessor and Lessee hereby ratify the Original Lease as amended hereby.

5.
Confidentiality. Neither party hereto shall disclose any part of this Amendment to anyone other than its attorneys, agents, managers, lenders, investors, affiliates, accountants or employees who are required to know the contents of this Amendment in order to perform their specific duties, provided that such disclosing party shall instruct such receiving parties to keep this Amendment (and the terms and conditions of this Amendment) confidential, and the disclosing party hereto shall be responsible for any disclosure by such receiving parties. The provisions of this Section 5 shall survive any expiration or termination of the Lease.

6.
Severability; Entire Agreement. Any provision of this Amendment which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect. This Amendment constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and, other than the Original Lease, no prior agreement or understanding pertaining to any such matter shall be effective for any purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment is executed as of the date first written above.

LESSOR:

FABRIC 2656 STATE, LLC,

a California limited liability company

By: /s/ Brendan Foote

Name: Brendan Foote

Title: Managing Member

LESSEE:

TYRA BIOSCIENCES, INC.,

a Delaware corporation

By: /s/ Todd Harris

Name: Todd Harris

Title: CEO